EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 as amended (File Nos. 333-71620, 333-33050, 333-104894) and Forms S-8 (File Nos. 333-111170, 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653, 33-57887, 333-07283, 333-17073, 333-50353, 333-65449, 333-71249, 333-82549, 333-99271, 333-102545, 333-103341) of Micron Technology, Inc. and its subsidiaries of our report dated October 11, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, CA

October 11, 2004